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Form 10Q                                                                                                               June 30, 1996
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                                                            IMATRON INC.
                                                  Computation of Per Share Earnings
                                            (Amounts in thousands, except per share data)
                                                             (Unaudited)


                                                                         Three Months Ended                    Six Months Ended
                                                                              June 30,                             June 30,
                                                                    ---------------------------          ---------------------------
                                                                       1996        1995                    1996                1995
                                                                    Restated                             Restated
PRIMARY:
Average shares outstanding                                            73,980             54,402            71,546             54,091
Conversion of preferred stock                                          6,039              6,289
Net effect of dilutive stock options
     based on the treasury stock method
     using the average market price                                    1,302              1,379
Net effect of dilutive stock warrants
     based on the treasury stock method
     using the average market price                                      747                760
                                                                    --------           --------          --------           --------
         TOTAL                                                        73,980             62,490            71,546             62,519
                                                                    ========           ========          ========           ========
Net income / (loss)                                                 $ (5,232)          $    519          $ (7,423)          $  2,835
                                                                    ========           ========          ========           ========
Net income / (loss) per common share                                $  (0.07)          $   0.01          $  (0.10)          $   0.05
                                                                    ========           ========          ========           ========


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